UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2021

ALSET EHOME INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39732	83-1079861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane Suite 210 Bethesda, Maryland 20814	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 971-3940

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AEI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 13, 2021, Alset EHome International Inc. (the “Company”) and the Company’s subsidiary Hengfai Business Development Pte Ltd. entered into a Supplement to the Executive Employment Agreement (the “Supplement”) with the Company’s Chairman and Chief Executive Officer, Chan Heng Fai (the “Executive”). This Supplement amended the February 8, 2021 Employment Agreement between the Executive, the Company and Hengfai Business Development Pte Ltd. (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Chan’s compensation includes a fixed salary of $1 per month and two bonus payments each year consisting of: (i) one payment equal to Five Percent (5%) of the growth in market capitalization the Company experiences in any year; and (ii) one payment equal to Five Percent (5%) of the growth in net asset value the Company experiences in any year. In each case, such payment is to be calculated within seven (7) days of December 31st of each year. Such bonus payments shall be paid in cash or the Company’s common stock, at the election of the Executive.

Pursuant to the February 8, 2021 Employment Agreement, the term of the Employment Agreement was to end on December 31, 2025. The Supplement has amended the Employment Agreement to extend its expiration until December 31, 2030.

This Supplement also provides that if there is a change of control at the Company, the Executive shall be entitled to cash payment equal to the amount he would have been owed through the Term. Such payment shall be calculated based on the highest annual amount paid to the Executive through the date of such change of control. In addition, if the Executive is terminated, pursuant to the Supplement, the Executive shall be entitled to cash payment equal to the amount he would have been owed through the Term, calculated as described above.

The foregoing description of the Supplement and the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Supplement and Employment Agreement. A copy of the Supplement is filed as Exhibit 10.1 to this Current Report on Form 8-K. A copy of the Employment Agreement was filed as Exhibit 10.1 to a Current Report on Form 8-K filed by the Company on February 12, 2021.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2021, the Company and Hengfai Business Development Pte Ltd. entered into a Supplement to the Executive Employment Agreement with the Company’s Chief Executive Officer, Chan Heng Fai. The description of the Employment Agreement set forth in Item 1.01 above is incorporated herein by reference thereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number	Exhibit

10.1	Supplement to the Executive Employment Agreement, by and between Alset EHome International Inc., Hengfai Business Development Pte Ltd. and Chan Heng Fai, dated as of December 13, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ALSET EHOME INTERNATIONAL INC.

Dated: December 17, 2021	By:	/s/ Rongguo Wei
	Name:	Rongguo Wei
	Title:	Co-Chief Financial Officer